Exhibit 10.1

DEED OF AGREEMENT FOR ASSIGNMENT OF INTELLECTUAL PROPERTY

THIS DEED is made the                   day of June 2000

BETWEEN: GLOBAL POWER & WATER INC, a company organised and existing under the laws of the United States of America ("Global")

AND: AQUADYNE INC, a company organised and existing under the laws of the United States of America, ("AquaDyne")

WHEREAS:

A. Global claims to be and warrants that it is the legal and beneficial owner of all patent and other intellectual property rights deriving from or otherwise associated with an invention called the JetWater System ("the Product"), which is a distillation method water purification system that utilizes an afterburner to heat water containing effluent from commercial and other applications to temperatures greatly exceeding those achieved by existing water distillation systems, reduces solids down to submicron size, extracts them and discharges clear and sterile water

B. Global has agreed to assign its entire rights, title and interest in the patents and other intellectual property rights deriving from or otherwise associated with the Product to AquaDyne, in consideration for the allotment of shares in AquaDyne to Global and this Agreement embodies the entire terms of this assignment as agreed between the parties hereto.


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NOW THE PARTIES AGREE as follows:

ARTICLE 1         INTERPRETATION

1.1 Unless the context otherwise requires, the following expressions shall have the meanings ascribed to them:

         "AGREEMENT" means this assignment agreement and amendments hereto and any other instrument expressed to be supplemental to this agreement and all amendments thereto.

         "ASSIGNMENT" means the assignment of the Intellectual Property to AquaDyne pursuant to this Agreement

         "CONFIDENTIAL INFORMATION" means any and all confidential information relating to the Product, all client lists, formulae, notes, correspondence, drawings and other written material or software associated with the Product including all that information, advice and know-how of a proprietary nature relating to the Product.

         "COPYRIGHT" means those rights of copyright under the Commonwealth Copyright Act in respect of the Product and other rights of copyright throughout the World.

         "DESIGN RIGHTS" means those rights comprised in a definition of a registered design in the Design Act (1906) of the Commonwealth of Australia granted in relation to the Product together with all rights of registered design now confirmed by the laws enforced in the other parts of the World.

         "FUTURE RIGHTS" means, jointly and severally, all those rights (statutory and otherwise) comprised in the definition of Design Rights, Patent Rights, Trade Mark Rights or Copyright which may in the future be created.

         "IMPROVEMENTS" means any method or approach which can be adapted to the Product which would make it cheaper, more effective, in any way easier to access or more useful or valuable or in any way preferable as a commercial article, system or process in any part of the World in relation to the Product and which has been or is ever developed.

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         "INTELLECTUAL PROPERTY" means, jointly and severally, the Future
         Rights, the Patent Rights, the Copyright, the Design Rights, the Trade Mark Rights and any other rights that may at any time exist in relation to the Product.

         "PARTIES" means the parties to this Deed, being Global and AquaDyne.

         "PATENT APPLICATION" means International Patent Application
         No. PQ5402 filed under the PCT and given an international filing date of 2 February 2000, a copy of which is contained in Schedule 1 of this Agreement.

         "PATENT RIGHTS" means, jointly and severally, all present and future patents and applications therefor relating to the Product, including, without limiting the generality of the foregoing, the Patent Application, filed in any country in the world, and all divisions, continuation, continuation in part, supplemental disclosure and reissues thereof, and without limiting the generality of the foregoing, those patent rights pursuant to the Commonwealth Patents Act 1990 in relation to the Product and the right to register patents in relation to the Product throughout other countries of the World.

         "PCT" means the Patent Cooperation Treaty signed at Washington on 19th June 1970.

         "PRODUCT" means the invention entitled the JetWater System in relation to which the Patent Application has been made and which is more fully described in such application, together with the Improvements.

         "RESTRAINT AREAS" means each of: all the States or Territories of Australia, the Commonwealth of Australia, any country of the World in which the Product is patented or an application for a patent has been or is ever lodged or where any other form of intellectual property in relation to the Product is registered, or has been or is ever applied for, and any country in the World which recognises any right, title or interest in any intellectual property, whether arising in that country or any other country, relating to the Product.

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         "RESTRAINT PERIOD" means in relation to each Restraint Area, the period during which any Patent Rights or other Intellectual Property rights shall remain registered or recognised, as the case may be and shall not have expired within that Restraint Area.

         "SUCCESSFULLY COMPLETING THE TESTING PROGRAMME" means that the independent testing organization to be nominated by AquaDyne has confirmed that the Product meets all of the tests conducted in relation to the Testing Programme.

         "TESTING PROGRAMME" means a programme of tests to be conducted in Australia by a National Australia Testing Authority accredited laboratory recognized worldwide and approved by AquaDyne, to establish whether a working prototype of the Product meets the applicable Australian Standards Authority standards for potable water, or such other appropriate standards as AquaDyne shall reasonably require, such results to be reviewed and confirmed by the independent testing organization to be nominated by AquaDyne.

         "TRADE MARK RIGHTS" means those rights in the trade nominations developed or acquired by AquaDyne which might describe the Product or such other names in respect of the Product which are capable of protection under the Trade Mark Act 1955 (as amended) and the Trade Mark Regulations of the Commonwealth of Australia, the Business Names Act or the Corporations Law of the respective states of the Commonwealth and by similar laws in all other countries throughout the World.

         "WORLD" means, jointly and severally, all territories and countries of the World including the Commonwealth of Australia.

1.2      GENERAL   Unless the context otherwise requires, a reference to:
         1.2.1    a person includes a body corporate;
         1.2.2    the singular number includes the plural number and vice versa;
         1.2.3    one gender includes all other genders;
         1.2.4 a statute, regulation or section or provision of a statute or regulation ("a Statutory Provision") includes:

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                  (a)      that Statutory Provision as amended or re-enacted
                           from time to time; and
                  (b) a statute, regulation or provision enacted in replacement of that Statutory Provision, or incorporating any of its provisions.

1.3 All monetary amounts are in United States dollars, unless otherwise stated.

1.4 If a party consists of more than one person, this Agreement binds them jointly and each of them severally.

1.5 Headings are for convenience only and do not affect the interpretation, or form part of, this Agreement.

1.6      "Including" and similar expressions are not words of limitation.

1.7 Where an expression is of the form "a or b" it shall include "a or b and both a and b".

1.8 Where a word or expression is given a particular meaning, other parts of speech and grammatical forms of that word or expression have a corresponding meaning.

ARTICLE 2         AGREEMENT TO ASSIGN INTELLECTUAL PROPERTY TO AQUADYNE

2.1 Global hereby assigns and agrees to set over free of all encumbrances, liens and adverse interests whatsoever to AquaDyne absolutely to hold all the exclusive right, title and interest in and to the Intellectual Property and all rights of action, powers, immunities and benefits belonging or accrued in any way whatsoever thereto, the completion of which assignment will occur contemporaneously with the allotment of AquaDyne shares to Global or its nominee pursuant to Article 3.1.1 hereof.

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ARTICLE 3         CONSIDERATION FOR ASSIGNMENT OF INTELLECTUAL PROPERTY AND
                  TESTING PROGRAMME

3.1 In consideration for the assignment of the Intellectual Property to AquaDyne, AquaDyne undertakes to allot a total of 6 million shares of its ordinary stock to Global (or its nominee if Global shall so request) such stock to be treated as fully paid up and to be allotted as follows:

         3.1.1 4 million shares shall be allotted within 14 days of the execution of this Agreement; and

         3.1.2 One million shares shall be allotted within 14 days of a working prototype of the Product Successfully Completing the Testing Programme; and

         3.1.3 One million shares shall be allotted within 14 days of AquaDyne receiving from Global a fully working prototype of the Product which is ready for large scale production and deployment in commercial applications.

         AND AquaDyne undertakes to convene a meeting of its Board of Directors within 7 days of the execution of this Agreement, at which meeting it will approve the allotments on those terms.

3.2 The Testing Programme shall commence as soon as reasonably possible following the execution of this Agreement. The tests to be carried out on the Product will be conducted in Australia by a National Australia Testing Authority accredited laboratory recognized worldwide and approved by AquaDyne and will determine whether a working prototype of the Product meets the applicable Australian Standards Authority standards for potable water, or such other appropriate standards as AquaDyne shall reasonably require, such results to be reviewed and confirmed by an independent testing organization to be nominated by AquaDyne. AquaDyne is to nominate the independent testing organisation before the commencement of the Testing Programme.

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ARTICLE 4         DATE, EXECUTION AND FORM OF ASSIGNMENT OF PATENT APPLICATION
                  AND OTHER INTELLECTUAL PROPERTY

4.1 On the date the shares referred to in Article 3.1.1 are transferred to Global (or, as the case may be, its nominee), or such that the other date thereafter that AquaDyne may request, Global shall at the cost of AquaDyne execute the form of assignment in relation to the Patent Application set out in Schedule 2 or such other form of assignment as may be submitted to it by AquaDyne, in order to register the Patent Application in AquaDyne's name (or its nominee's if AquaDyne shall so request), as sole owner, pursuant to the Patents Act 1990 and shall expeditiously execute such other forms of assignment and other documents in respect of the Patent Application or the other Intellectual Property, as applicable, as may be submitted to it by AquaDyne and shall perform such other acts as AquaDyne may reasonably require it to perform, from time to time, in order to register the Intellectual Property in the name of AquaDyne (or, as the case may be, its nominee) as sole owner pursuant to any other relevant statutory provision in any country in the World and all fees, costs and expenses incurred by Global in connection with all of the foregoing shall be borne and paid by AquaDyne.

ARTICLE 5         WARRANTIES BY GLOBAL

5.1      Global each warrants and guarantees:

         5.1.1 the validity of the Patent Application and other Intellectual Property, including, without limiting the generality of the foregoing, that:

                  5.1.1(a) the Patent Application was made in the prescribed form and the prescribed manner, is presently subsisting and has not lapsed;

                  5.1.1(b) the Product does not infringe any patent or similar intellectual property right not held by Global and assigned to AquaDyne hereunder;

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                  5.1.1(c) it is not aware of any fact by which the Patent
                           Application and any other Intellectual Property may be declared invalid, or any claim by which the Patent Application or any other Intellectual Property application should be amended;

         5.1.2 that Global is solely, absolutely and beneficially entitled to the full right, title and interest in the Product and the Intellectual Property which currently exists Global or AquaDyne may develop, and to all rights pertaining thereto free of any form of encumbrance whatsoever;

         5.1.3 that the use by AquaDyne and any sub-licensee of AquaDyne of the Intellectual Property will not, to the best of its knowledge, infringe any patent, trade mark, registered design, copyright or similar or other industrial commercial property rights of any person, nor give rise to liability for AquaDyne or any sub-licensee of AquaDyne to pay royalty or compensation to any third party;

         5.1.4 that is entitled to all the benefits of the patent applications that they have made and that the Product that is the subject of such applications is not, to the best of its knowledge, part of the state of the art;

         5.1.5 it has not granted any licenses or other user rights to any person in relation to any right, title or interest in the Intellectual Property or the Product;

         5.1.6 it has not entered into any agreement or arrangement which is currently in effect involving the sale, mortgage, pledge, granting of options or other rights over its right, title and interest in the Intellectual Property;

         5.1.7    Global has full power and authority to make the Assignment;

         5.1.8 it has not knowingly done or omitted to do, or permitted any other to do or omit to do, any act or thing whatsoever whereby the Intellectual Property may be invalidated, or whereby the title thereto may be encumbered or otherwise prejudicially affected, or whereby a patent or other Intellectual Property right may not be granted, or by which the due performance of this Agreement shall be hindered or prevented in any way whatsoever;

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         5.1.9    it has not disclosed and will not disclose any of the
                  Confidential Information to any person;

         5.1.10 there is no claim or suit or litigation pending concerning or purporting to affect adversely the Intellectual Property;

         5.1.11 each and every concept which is essential to the operation of the Product has been included in the Intellectual Property assigned hereunder;

         5.1.12 it is not aware of any contrary patent application for the Product anywhere in the World; and

         5.1.13 neither the execution of this Agreement nor the performance of its obligations hereunder will cause it to be in breach of any arrangement, obligation, or agreement to which it is party or otherwise subject.

5.2 Global warrants and guarantees that its has entered into this Agreement in good faith and will at all times act in good faith in the best interests of AquaDyne in relation to the Intellectual Property.

ARTICLE 6         COVENANTS BY GLOBAL

6.1      Global hereby undertakes to AquaDyne, at the cost and expense of
         AquaDyne:

         6.1.1 at any time hereafter, to sign any document and perform any act whatever that AquaDyne may request in connection with the registration of the Patent Application, or any other Intellectual Property right, and without limiting the generality of the foregoing shall include the first registration, maintenance, renewal or replacement thereof;

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         6.1.2    that it will use its best endeavours to more completely assure and confirm the Assignment;

         6.1.3 that it shall permit AquaDyne to amend any present or subsequent application in respect of the Patent Application or other Intellectual Property right, without any consent of or reference to Paxton, JetWater or Global, where such amendment is necessary or appropriate in the opinion of AquaDyne in order to obtain a grant of Intellectual Property from relevant statutory authority in any country in the World;

         6.1.4 that in the event Global is either unwilling or unable to comply with Article 6.1.1, 6.1.2 or 6.1.3 within 14 days of receipt of a written request by AquaDyne to do so, Global hereby irrevocably appoints any director of AquaDyne, the secretary of AquaDyne, or such other officer or employee of AquaDyne as AquaDyne shall nominate, its attorney in any part of the World in respect of the activities envisaged by Article 6, for the purpose of AquaDyne having the full use, benefit and protection of the Patent Application and other Intellectual Property and Global hereby agrees to ratify and confirm all and whatsoever the attorney or his substitute shall lawfully do or cause to be done by virtue of the power of attorney contained in this Article 6.1.4 and authorises the attorney to register the power of attorney at any place.

         6.1.5 that it will allow AquaDyne at all times hereafter to enjoy the sole and absolute use and benefit of the Intellectual Property wherever granted throughout the World without interruption, disturbance or interference from or by any person claiming through, under, in right of, or in trust for text;

         6.1.6 refrain without written consent of AquaDyne from disclosing to any person the nature of the Product; and

         6.1.7 where it becomes aware of an exploitation of the Intellectual Property by any other person in contravention of this Agreement or AquaDyne's right, title or interest in the Intellectual Property, notify AquaDyne forthwith and thereafter to co-operate in every way whatsoever with AquaDyne in the event that AquaDyne commences and action against any such person, as AquaDyne may deem expedient

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ARTICLE 7         FURTHER DEVELOPMENTS OF THE PRODUCT

7.1 In the event that Global shall develop, make or acquire any Improvements anywhere in the World, it hereby expressly undertakes to notify AquaDyne forthwith and describe the nature of the same and to do all things as may be necessary or appropriate in the opinion of AquaDyne to vest absolutely in, or transfer to AquaDyne (or its nominee), any Future Rights available in respect of the Improvements and all objects comprising, describing or in any way referring to the Improvements shall forthwith be delivered to AquaDyne

7.2 Global hereby expressly agrees to treat all Improvements as confidential and secret, whether or not the Improvement is capable of protection by Future Rights, and hereby expressly undertakes to refrain from:

         7.2.1 disclosing to any person the nature of all Improvements, or any documents or other information acquired by AquaDyne or them in the course of creating the Improvements; and

         7.2.2 using any document or such information for any purpose other than the ongoing commercialisation and exploitation of the Intellectual Property by AquaDyne.

ARTICLE 8         RESTRAINT

8.1      Global shall not, without having first obtained the written consent of
         AquaDyne:

         8.1.1 during the Restraint Period within any of the Restraint Areas conduct or carry on, on its own account, in partnership, joint venture or otherwise be concerned or interested directly or indirectly, whether as trustee, principal, agent, employee, shareholder, unit holder, independent contractor, consultant, adviser, or in any other capacity whatsoever, in any business or activity of a nature directly competitive with the Intellectual Property, or in any way canvas or solicit orders in competition with the Intellectual Property; and

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         8.1.2    after the conclusion of the Restraint Period, use to its own advantage or to the detriment of AquaDyne, or except on compulsion of law disclose to any person, or cause to be so used or disclosed, any information which has come to its knowledge or which it has otherwise acquired during its association with AquaDyne or the Product.

8.2 Global hereby expressly accepts and acknowledges the restraints set out in this Article 8 and expressly agrees that they are entirely reasonable and acceptable in the circumstances of this Agreement.

ARTICLE 9         INDEMNITY

9.1 Global will indemnify and at all times hold AquaDyne fully and effectively indemnified against any losses, costs, actions, claims, demands, expenses, judgments, court orders or other liabilities arising directly or indirectly out of or in connection with any breach by it of any of the representations, warranties, or covenants contained in this Agreement.

10       WARRANTIES, COVENANTS AND UNDERTAKINGS NOT TO MERGE OR BE EXTINGUISHED

10.1 The warranties and covenants by Global contained in this Agreement shall not merge or be extinguished, but shall be and remain in full force and effect until satisfied as discharged in accordance with the terms of this Agreement. Each obligation, warranty, covenant or undertaking which is capable of having future operation continues in force although this Agreement has otherwise been fully performed or terminated.

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ARTICLE 11        AQUADYNE TO BEST EXPLOIT AND PROTECT THE INTELLECTUAL PROPERTY

11.1 In consideration of the assignment of the Intellectual Property to AquaDyne, AquaDyne hereby agrees to:

         11.1.1 use its best efforts to exploit the Intellectual Property to the best commercial advantage and will use its best efforts to carry out such research and development as shall be necessary to diligently advance and improve the Product in order to be able to most successfully commercialise and exploit the Product throughout the World;

         11.1.2 pay all fees and perform all other acts as shall be necessary to obtain the patent applied for under the Patent Application and to obtain further patents and other Intellectual Property rights in such other countries in the World as shall be necessary or desirable to protect its ownership and beneficial enjoyment and commercial exploitation of the Product, together with all renewal fees necessary to keep the Patents and other Intellectual Property rights in force, each such payment to be effected not later than seven days before the last due date thereof;

         11.1.3 use its best efforts to procure the grant of all Patents and other Intellectual Property rights for which application is made;

         11.1.4 assert from time to time whatever claims and rights which it may have as holder of the Patents or other Intellectual Property rights, arising from actual or apparent use, disclosure or other infringement of the Patents, or other Intellectual Property and it is a fundamental condition of this Deed that AquaDyne shall promptly assert and enforce all such claims and rights and institute and prosecute an action against any such infringement which comes to its notice.

ARTICLE 12        STAMP DUTY AND CHARGES

12.1 All stamp duty and other government charges (if any) payable in respect of this Agreement shall be paid by AquaDyne.

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ARTICLE 13        NOTICES

13.1 All notices hereunder shall be in writing and shall be given by any one of the following means:

         13.1.1 by delivering it to the address of the party on a business day during normal business hours; or

         13.1.2   by sending it to the address of the party by registered post.

13.2 The address and facsimile numbers referred to in this Article 13 shall in the absence of notice to the contrary, be as set out below:

         GLOBAL:

         Address:          Suite 665
                           4535 West Sahara Avenue
                           Las Vegas, Nevada
                           USA

         Phone:            +1-702-732-9262

         Facsimile:        +1-702-732-4415

         AQUADYNE:

         Address:          Suite 606
                           1220 N. Market St.
                           Wilmington, Delaware 19801

         Phone:            +1-949-5970268

         Facsimile:        +1-949-5970269

ARTICLE 14        WAIVER

14.1 A party's failure or delay to exercise a power or right does not operate as a waiver of that power or right.

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14.2     The exercise of a power or right does not preclude either its exercise in the future or the exercise of any other power or right.

14.3     A waiver is not effective unless it is in writing.

14.4 A waiver of a power or right is effective only in respect of the specific instance to which it relates and for the specific purpose for which it is given.

ARTICLE 15        SEVERABILITY

15.1 If any provision of this deed is held to be invalid in any way or unenforceable, it shall be severed and the remaining provisions shall not in any way be affected or impaired and this Agreement shall be construed so as to most nearly give effect to the intent of the parties as it was originally executed.

ARTICLE 16        APPLICABLE LAW AND JURISDICTION

16.1 This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware and the United States of America.

16.2 Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of the State of Delaware and waives any immunity or any objection it may have to any action in those courts and to a claim that any action in those courts and to a claim that any action has been brought in an inconvenient forum or to those courts not having jurisdiction.

ARTICLE 17        ENTIRE AGREEMENT

17.1 This Agreement contains the entire agreement of the parties and supersedes any prior written or oral agreements between them concerning the subject matter contained herein. There have been and are no representations, agreements, arrangements, or understandings, oral or verbal, between and among the parties hereto, relating to the subject matter contained in this Agreement, which are not fully expressed herein.

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THIS AGREEMENT WAS EXECUTED on the date first hereinbefore written:

THE COMMON SEAL OF
GLOBAL POWER & WATER INC
was hereunto affixed in accordance
with its By-laws in the presence of:

------------------------------
Director

THE COMMON SEAL OF
AQUADYNE INC
was hereunto affixed in accordance
with its By-laws in the presence of:

--------------------------
Director

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SCHEDULE 1

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SCHEDULE 2

THIS ASSIGNMENT is made the            day of               2000

BETWEEN: GLOBAL POWER & WATER INC, a company organised and existing under the laws of the United States of America ("Global") of the first part;

AND: AQUADYNE INC, a company organised and existing under the laws of the United States of America ("AquaDyne") of the second part

WITNESSETH that pursuant to an agreement between the parties hereto dated the day of 2000, Global as beneficial owner hereby completes the assignment to AquaDyne of International Patent Application No. PQ5402 filed under the Patent Cooperation Treaty signed at Washington on 19 June 1970 and given an international filing date of 2 February 2000 in respect of the Invention known as the JetWaterWater System, together with Global's full rights and interest therein and all rights of action, powers and benefits accruing or belonging to Global.

EXECUTED AS A DEED THIS         DAY OF              2000

THE COMMON SEAL OF                          THE COMMON SEAL OF
GLOBAL POWER &WATER INC                     AQUADYNE INC
was hereunto affixed in accordance          was hereunto affixed in accordance
with its By-laws in the presence of:        with its By-laws in the presence of:

----------------------------------          ----------------------------------
Director                                    Director

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